Exhibit:32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OFTHE SARBANES-OXLEY ACT OF 2002

In connection with the Aom Minerals Ltd., (the "Company") on 10QSB/A for the period ending May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Shamber, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 20, 2007.

/s/ “Michael Shamber”
Michael Shamber

Chief Executive Officer
      (Title)